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                                                                    EXHIBIT 10.1

[NORWEST BANK LOGO]  NORWEST BANK WISCONSIN,
                     NATIONAL ASSOCIATION                        FIRST AMENDMENT
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This First Amendment (the "First Amendment") dated as of December 18, 1998 is between Norwest Bank Wisconsin, National Association (the "Bank") and Advantage Learning Systems, Inc. (the "Borrower").

BACKGROUND

The Borrower and the Bank entered into a Credit Agreement (the "Agreement") dated December 31, 1997, pursuant to which the Bank extended to the Borrower a $7,500,000.00 revolving line of credit (the "Line"). The advances under the Line are evidenced by a revolving note dated the same date as the Agreement (the "1997 Revolving Note").

The Borrower has requested that the Bank increase the amount of the Line to $10,000,000.00 and extend the maturity date of the Line to March 31, 2000. The Bank is willing to grant these requests subject to the terms and conditions of this First Amendment. Capitalized terms not otherwise defined in this First Amendment shall have the meaning given them in the Agreement.

In consideration of the premises, the Bank and the Borrower agree that the Agreement is hereby amended as follows:

     1. Section 1.1 of the Agreement is amended by deleting the amount of "Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00)" and substituting the amount of "Ten Million and No/l00 Dollars ($10,000,000.00)".

     2. Section 1.2 of the Agreement is hereby amended by deleting the date of "December 31, 1998" and substituting the date of "March 31, 2000".

     3. Simultaneously with the execution of this First Amendment, the Borrower shall execute and deliver to the Bank a revolving note (the "Revolving Note") in form and content acceptable to the Bank, which shall replace, but not be deemed to satisfy, the 1997 Revolving Note. The initial balance of the Revolving Note shall be the balance of the 1997 Revolving Note as of the date of this First Amendment. Each reference in the Agreement to the Revolving Note shall be deemed to refer to the Revolving Note dated as of the date of this First Amendment.

     4. The Borrower hereby represents and warrants to the Bank as follows:

          A. The Agreement as amended by this First Amendment remains in full force and affect.

          B. The Borrower has no knowledge of any default under the terms of the Agreement or any note evidencing any of the obligations of the Borrower that are documented in the Agreement, or of any event that with notice or the lapse of time or both would constitute a default under the Agreement or any such notes.

          C. The execution, delivery and performance of this First Amendment and the Revolving Note are within its corporate powers, have been duly authorized and are not in contravention of law or the terms of the Borrower's articles of incorporation or bylaws, or of any undertaking to which the Borrower is a party or by which it is bound.




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          D. The resolutions set forth in the Corporate Certificate of Authority dated December 31, 1997 and delivered by the Borrower to the Bank have not been amended or rescinded, and remain in full force and effect.

     5. Except as modified by this First Amendment, the Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Bank and Borrower have executed this First Amendment as of the date and year first above written.



NORWEST BANK WISCONSIN,
 NATIONAL ASSOCIATION                         ADVANTAGE LEARNING SYSTEMS, INC.


By:  /s/ Daniel G. Frazier                   By:  /s/ Timothy Sherlock, CFO
    ------------------------                     --------------------------
Its: Vice President                          Its:
    ------------------------                     --------------------------

                                             By:  /s/ Michael H. Baum
                                                 --------------------------
                                             Its: Michael H. Baum, C.E.O.
                                                 --------------------------

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                          NORWEST BANK WISCONSIN,
    [NORWEST BANK LOGO]   NATIONAL ASSOCIATION                  REVOLVING NOTE
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$10,000,000.00                                               December 18, 1998

FOR VALUE RECEIVED, Advantage Learning Systems, Inc. (the "Borrower") promises to pay to the order of Norwest Bank Wisconsin, National Association (the "Bank"), at its principal office or such other address as the Bank or holder may designate from time to time, the principal sum of Ten Million and No/l00 Dollars ($10,000,000.00), or the amount shown on the Bank's records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, the Bank's records shall be conclusive evidence of the principal and accrued interest owing hereunder.

INTEREST RATE.

BASE RATE OPTION. Unless the Borrower chooses the LIBOR Interest Rate Option as defined below, the principal balance outstanding under this Revolving Note shall bear interest at an annual rate equal to the Base Rate, less 1.0% floating (the "Base Rate Option"). Base Rate means the rate of interest established by the Bank from time to time as its "base" or "prime" rate of interest at its principal office in Milwaukee, Wisconsin.


LIBOR INTEREST RATE OPTION. Subject to the terms and conditions of the Agreement the Borrower may elect that all or portions of the principal balance of this Revolving Note bear interest at the LIBOR Interest Rate plus 1.25% (the "LIBOR Interest Rate Option"). Specific reference is made to the Interest Rate Options section of the Agreement for terms governing the designation of interest periods and rate portions.

The LIBOR Interest Rate shall be computed in accordance with the following formula.

          LIBOR Interest Rate =   London Interbank Offered Rate
                                  ----------------------------
                                  1.00 - Reserve Requirement
          Where,

          (i) "London Interbank Offered Rate" means the Bank's cost of funds as determined by the Bank's Treasury Division, based upon the average rate at which U.S. Dollar deposits with a term equal to the applicable LIBOR Interest Rate Period and in an amount equal to the LIBOR Interest Rate Portion are available to the Bank at the time or determination on the London Interbank Market.

          (ii) "Reserve Requirement" means the Federal Reserve System requirement (expressed as a percentage) applicable to the dollar deposits used in calculating the LIBOR Interest Rate above.

REPAYMENT TERMS

INTEREST. Interest accruing under the Base Rate Option shall be payable on the last day of each month beginning January, 1999. Interest accruing under the LIBOR Interest Rate Option shall be payable, as applicable, at the end of each LIBOR Interest Rate Period.

PRINCIPAL. Principal, and all accrued but unpaid interest, shall be payable in a single payment due on March 31, 2000.





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PREPAYMENT FEE. The Borrower may prepay advances of principal accruing interest under the Base Rate Option at any time without penalty. Each prepayment of an advance of principal accruing interest at the LIBOR interest rate option, whether voluntary or by reason of acceleration, shall be accompanied by a prepayment fee equal to the amount, if any, by which:

          (i) the additional interest that would have been payable on the amount prepaid, if it had not been paid until the last day of the applicable interest period, exceeds

          (ii) the interest that would have been recoverable by the Bank by reinvesting the amount of principal prepaid from the prepayment date to the last day of the applicable interest period in U.S. Government Securities having a maturity date on or about that date.

ADDITIONAL TERMS AND CONDITIONS. This Revolving Note is issued pursuant to a Credit Agreement dated December 31, 1997 between the Bank and the Borrower as amended by a First Amendment of even date hereof (the "Agreement"). The Agreement, and any future amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this Revolving Note by reference. Capitalized terms not expressly defined herein shall have the meanings given them in the Agreement. The Borrower agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the Bank if this Revolving Note is not paid as provided above. This Revolving Note shall be governed by the substantive laws of the State of Wisconsin.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. Borrower and any other person who signs, guarantees or endorses this Revolving Note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this Revolving Note.

ADVANTAGE LEARNING SYSTEMS,  INC.

By:  /s/  Timothy Sherlock                  By:   /s/ Michael H. Baum
     ------------------------                     --------------------------
Its: CFO                                    Its:  Michael H. Baum, C.E.O.
     ------------------------                     --------------------------